EXHIBIT 10.1

AGENCY SERVICES AGREEMENT

THIS AGENCY SERVICES AGREEMENT made as of the [●] day of [●], 2011, by and among J.P. MORGAN PHYSICAL COPPER TRUST, a Delaware statutory trust (the “Trust”), J.P. MORGAN COMMODITY ETF SERVICES LLC, a Delaware limited liability company (the “Sponsor”), and JPMORGAN CHASE BANK, N.A., a national banking association with a place of business at 4 New York Plaza, New York, New York 10004 (“Bank”).

PREMISE

The Trust intends to issue an exchange-traded class of shares known as “Shares”.  The Shares shall be issued in bundles called “Creation Units.”  The Trust shall issue and redeem Shares of the Trust only in Creation Units, in exchange for an in-kind contribution of a specified weight of Grade A physical copper, referred to as a “Creation Unit Weight”, as more fully described in the current Prospectus of the Trust included in its Registration Statement on Form S-1.  Only persons that are “Authorized Participants” and that have entered into an Authorized Participant Agreement which has been acknowledged by the Order Taker signing the Authorized Participant Agreement as “witness”, acting on behalf of the Trust, shall be authorized to create and redeem Shares in Creation Units from the Trust.  The Trust wishes to engage Bank to perform certain services on behalf of the Trust with respect to the issuance and redemption of Shares, as the Trust’s agent for the issuance of Creation Units of Shares against a Creation Unit Weight of Copper that shall be delivered by Authorized Participants in exchange for such Shares and the redemption of Creation Units of Shares against a Creation Unit Weight of Copper

NOW THEREFORE, in consideration of the premise and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Trust, the Sponsor and Bank agree as follows:

1.	DEFINITIONS. The following terms as used in this Agreement shall have the meanings as set forth below:

1933 Act:  means the Securities Act of 1933, as amended.

1934 Act:  means the Securities Exchange Act of 1934, as amended.

Administrative Agent:  has the meaning given in the Master Terms Addendum.

Agreement:  means this Agency Services Agreement, including the schedules, exhibits and appendices hereto, in each case as amended from time to time in accordance with the terms hereof.

Authorized Participant:  has the meaning given in the Master Terms Addendum.

Authorized Participant Agreement:  has the meaning given in the Master Terms Addendum.

Authorized Person:  means, as applicable, an Authorized Person of the Trust, an Authorized Person of the Sponsor or an Authorized Person of the Warehouse-keeper.

Authorized Person of the Sponsor:  means any person who has been designated by the Sponsor to act on behalf of Sponsor under this Agreement.  Such persons will continue to be Authorized Persons of the Sponsor until such time as Bank receives, and has had reasonable time to act upon, Instructions from the Sponsor that any such person is no longer an Authorized Person of the Sponsor.

Authorized Person of the Trust:  means any person who has been designated by the Trust to act on behalf of the Trust under this Agreement.  Such persons will continue to be Authorized Persons of the Trust until such time as Bank receives, and has had reasonable time to act upon, Instructions from the Trust that any such person is no longer an Authorized Person of the Trust.

Authorized Person of the Warehouse-keeper: means, with respect to the Warehouse Administrator or a Warehouse-keeper Entity, any person who has been designated by the Warehouse Administrator or the Warehouse-keeper Entity, as applicable, to act on behalf of the Warehouse Administrator or such Warehouse-keeper Entity.  Such persons will continue to be Authorized Persons of the Warehouse-keeper until such time as Bank receives, and has had reasonable time to act upon, Instructions from the Warehouse Administrator or the Warehouse-keeper Entity, as applicable, that any such person is no longer an Authorized Person of the Warehouse-keeper.

Bank:  means JPMorgan Chase Bank, N.A.

Bank Indemnitees means Bank and its affiliates and their respective nominees, directors, officers, employees and agents.

Copper:  has the meaning given in the Master Terms Addendum.

Creation Unit:  has the meaning given in the Master Terms Addendum.

Creation Unit Weight:  has the meaning given in the Master Terms Addendum.

Custody Agreement:  means the Custody Agreement among Bank, the Trust and the Sponsor, dated as of [●], 2011, as amended or restated from time to time.

Damages:  means any liabilities, losses, claims, costs, damages, penalties, fines, obligations or expenses of any kind whatsoever (including, without limitation, reasonable fees and disbursements of attorneys, accountants, consultants or experts).

DTC:  means The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York.

DTC Participant:  means a “participant” as such term is defined in the rules of DTC.

DTC Participant Account:  means an “account” as such term is defined in the rules of DTC.

Initial Term:  has the meaning given in Section 9(a).

Instruction:  means an instruction that (i) has been verified in accordance with a Security Procedure or (ii) if no Security Procedure is applicable, the recipient reasonably believes in good faith to have been given by an Authorized Person.

Master Terms Addendum:   means the Master Terms Addendum attached as Schedule B hereto.

Order Taker: means the Bank acting in its capacity as the entity appointed as order taker to the Trust.

Prospectus:  means the prospectus that is contained in, and forms a part of, the Trust’s Registration Statement, as amended, supplemented or updated from time to time.

Registration Statement:  means the Trust’s registration statement, including the Prospectus therein and exhibits thereto, filed with the SEC under the 1933 Act, as amended, supplemented or updated from time to time.

Renewal Term:  has the meaning given in Section 9(a).

SEC: means the Securities and Exchange Commission

Security Procedure: means any commercially reasonable security procedure to be followed (i) by the Trust, the Sponsor or the Warehouse-keeper, as applicable, upon the issuance of an Instruction by Bank or (ii) by Bank upon the receipt of an Instruction from the Trust, the Sponsor or the Warehouse-keeper, as applicable, so as to enable Bank to verify that such Instruction is authorized, as set forth in operating procedures documentation in effect from time to time with respect to the services to be provided pursuant to this Agreement.  A Security Procedure may involve, without limitation, the use of algorithms, codes, passwords, encryption or telephone call-backs,.  Each of Bank, the Trust and the Sponsor acknowledge that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions.  For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of Trust through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

Shareholder:  means DTC or its nominee.  A single global certificate for the Trust will be issued in the name of DTC or its nominee.  DTC or its nominee shall be the sole registered holder of Shares of the Trust.

Shares:  means the shares of the Trust.

Sponsor:  means J.P. Morgan Commodity ETF Services LLC, a Delaware limited liability company.

Third Party Claim:  has the meaning given in Section 8(d).

Transaction Fee:  means a transaction fee imposed by the Trust and payable by the Authorized Participant in connection with the issuance or redemption of Creation Units.

Transfer Agent:  means Bank acting in the capacity as transfer agent for the Shares of the Trust.

Trust:  means J.P. Morgan Physical Copper Trust, a Delaware statutory trust.

Trust Servicing Agreement:  means the Trust Servicing Agreement among Bank, the Trust and the Sponsor, dated as of [●], 2011, as amended or restated from time to time.

Valuation Agent:  has the meaning given in the Master Terms Addendum.

Warehouse Administrator:  has the meaning given in the Master Terms Addendum.

Warehouse-keeper:  has the meaning given in the Master Terms Addendum.

Warehouse-keeper Entity:  has the meaning given in the Master Terms Addendum.

2.
APPOINTMENT.  The Trust hereby appoints Bank to provide services for the Trust, as described hereinafter, on the terms set forth in this Agreement.  Bank accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 6 of this Agreement.

3.	REPRESENTATIONS AND WARRANTIES

(a)	Bank represents and warrants to the Trust that:

(i) Bank is a national bank duly organized and existing as a banking association under the laws of the United States;

(ii) Bank is duly qualified to carry on its business in the State of New York;

(iii) Bank is empowered under applicable laws and by its charter and by-laws to enter into and perform the services described in this Agreement;

(iv) Bank is a transfer agent registered with the SEC;

(v) all requisite corporate action has been taken to authorize Bank to enter into and perform this Agreement;

(vi) Bank has, and shall continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

(vii) no legal or administrative proceedings have been instituted or threatened against Bank which would impair Bank’s ability to perform its duties and obligations under this Agreement; and

(viii) Bank’s entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of Bank or any law or regulation applicable to Bank.

(b)	The Trust represents and warrants to Bank that:

(i) the Trust is duly formed and existing and in good standing under the laws of the State of Delaware;

(ii) the Trust is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement;

(iii) all requisite proceedings have been taken to authorize the Trust to enter into and perform this Agreement;

(iv) a Registration Statement under the 1933 Act has been filed and shall be effective and shall remain effective during the term of this Agreement, and all necessary filings under the laws of the states shall have been made and shall be current during the term of this Agreement;

(v) no legal or administrative proceedings have been instituted or threatened that would impair the Trust’s ability to perform its duties and obligations under this Agreement, other than as described in the Trust’s Registration Statement;

(vi) the Trust’s Registration Statement complies in all material respects with the 1933 Act (including the rules and regulations thereunder) and the Trust’s Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and

(vii) the Trust’s entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it.

4.	DELIVERY OF DOCUMENTS.

The Trust shall promptly furnish to Bank such copies, properly certified or authenticated, of contracts, documents and other related information that Bank may request or require to discharge its duties properly.  Such documents may include but are not limited to the following:

(i) Resolutions of the Sponsor of the Trust authorizing the appointment of Bank to provide certain services to the Trust;

(ii) the Trust’s organizational documents;

(iii) the Trust’s Registration Statement, including the Prospectus and exhibits;

(iv) opinions of counsel regarding the Trust’s securities issuances and auditors’ reports;

(v) the Trust’s reports on Forms 10-K, 10-Q and 8-K; and

(vi) such other agreements as the Trust may enter into from time to time.

5.	SERVICES PROVIDED.

Bank shall provide the following services, subject to the control, direction and supervision of the Trust and its designated agents (including but not limited to the Sponsor and the Warehouse Administrator) and in compliance with the objectives, policies and limitations set forth in the Trust’s Registration Statement and organizational documents, applicable laws and regulations, and all resolutions and policies implemented by the Trust:

(i) Transfer Agency Services described in Schedule A to this Agreement;

(ii) any services to be provided by the “Administrative Agent” pursuant to the Master Terms Addendum attached as Schedule B to this Agreement, to the extent (x) such services are consistent with the Transfer Agency Services described in Schedule A to this Agreement or (y) such services are required to be provided by a “transfer agent” pursuant to the 1934 Act; and

(iii) such other services in connection with Shares as the parties may mutually agree in writing.

Bank hereby acknowledges and agrees that (i) J.P. Morgan Chase Bank, N.A., has entered or will enter into the Trust Servicing Agreement and the Custody Agreement with the Trust and the

Sponsor, (ii) the Master Terms Addendum attached hereto as Schedule 1 shall also be a schedule to, and comprise a part of, the Trust Servicing Agreement and the Custody Agreement, and (iii) upon the effectiveness of this Agreement, the Trust Servicing Agreement and the Custody Agreement, J.P. Morgan Chase Bank, N.A., shall perform all duties, responsibilities, obligations and services that such Master Terms Addendum states are to be provided by the “Administrative Agent”, without regard to whether such services are being provided pursuant to this Agreement, the Trust Servicing Agreement or the Custody Agreement.

6.	FEES.

(a)
As compensation for the services rendered to the Trust pursuant to this Agreement, the Sponsor shall pay Bank the fees as may be agreed upon in writing from time to time.  Additionally, the Trust shall reimburse Bank’s reasonable out-of-pocket and incidental expenses, including, but not limited to, telephone, printing, SAS 70 reviews, pricing vendor charges, postage, stationery and expenses of a similar nature that the Bank may incur in the execution of its duties under this Agreement..  All fees are to be billed quarterly (unless another period is agreed upon) and shall be due and payable upon receipt of the invoice.  Upon any termination of the provision of services under this Agreement before the end of any quarter, the fee for the part of the quarter before such termination shall be prorated according to the proportion which such part bears to the full quarterly period and shall be payable upon the date of such termination.

(b)
Bank shall render, after the close of each quarter in which services have been furnished, a statement reflecting all of the fees for such quarter (or other agreed-upon billing period).  Fees remaining unpaid after thirty (30) days from the date of receipt of the statement shall bear interest, from the date of the statement to the date of payment to Bank by the Trust, at the Federal Funds Rate plus [●] basis points and all costs and expenses of effecting collection of any such sums, including reasonable legal fees, shall be paid by the Sponsor to Bank.

7.	INSTRUCTIONS.

(a)
Each of the Trust and the Sponsor hereby authorizes Bank to accept, rely upon and act upon any Instructions received by it without inquiry.  The Trust shall indemnify the Bank Indemnitees against, and hold each of them harmless from, any Damages that may be imposed on, incurred by, or asserted against the Bank Indemnitees as a result of any action taken or omitted to be taken in accordance with any Instruction unless the Damages result from an act of negligence, fraud or willful misconduct on the part of the Bank Indemnitees with respect to the manner in which such Instructions are followed.

(b)
Bank shall promptly notify an Authorized Person if an Instruction does not contain all information reasonably necessary for Bank to carry out the Instruction.  Bank may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it.  Bank will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks such missing information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

(c)	Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or suspended

(d)	Each of the Bank, the Trust and the Sponsor may record any telephone communications with any other party hereto.

8.	LIMITATIONS OF LIABILITY AND INDEMNIFICATION.

(a)
Bank shall use reasonable care in performing its duties under this Agreement.  Bank shall not be in violation of this Agreement with respect to any matter as to which it has satisfied its duty of reasonable care.

(b)
Bank shall be liable to each of the Trust and the Sponsor for its direct damages, excluding legal fees, to the extent they result from Bank’s negligence, bad faith or willful misconduct in performing its duties as set out in this Agreement.  Nevertheless, under no circumstances shall Bank be liable for any indirect, special or consequential damages (including, without limitation, lost profits) of any form, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

(c)
Without limiting subsections (a) and (b) above, Bank shall not be responsible for, and the Trust shall indemnify and hold Bank, its officers, employees and agents harmless from and against, any and all Damages incurred by Bank and any of its officers, employees or agents in the performance of its or their duties hereunder, including but not limited to those arising out of or attributable to:

(i) any and all actions of Bank or its officers, employees or agents required to be taken pursuant to this Agreement;

(ii) the reasonable reliance on or use by Bank or its officers, employees or agents of information, records, or documents which are received by Bank or its officers, employees or agents and furnished to it or them by or on behalf of the Trust, and which have been prepared or maintained by the Trust or any third party on behalf of the Trust;

(iii) the Trust’s refusal or failure to comply with the terms of this Agreement or the Trust’s lack of good faith, or its actions, or lack thereof, involving negligence or willful misconduct;

(iv) the breach of any representation or warranty of the Trust hereunder;

(v) the reliance by Bank, its officers, employees or agents on any share certificates which are reasonably believed to bear the proper manual or facsimile signature of an officer or agent of the Trust;

(vi) any delays, inaccuracies, errors in or omissions from information or data provided to Bank by the Valuation Agent, the Warehouse Administrator or any other service provider to the Trust;

(vii) the offer or sale of shares by the Trust in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state, (A) resulting from activities, actions, or omissions by the Trust or its other service providers and agents, or (B)

existing or arising out of activities, actions or omissions by or on behalf of the Trust prior to the effective date of this Agreement;

(viii) any failure of the Trust’s Registration Statement to comply with the 1933 Act (including the rules and regulations thereunder) and any other applicable laws, or any untrue statement of a material fact in the Trust’s Prospectus or omission of a material fact necessary to make any statement in the Trust’s Prospectus not misleading;

(ix) any actions taken by the Trust that do not comply with applicable securities, tax, commodities and other laws, rules and regulations; and

(x) any action, omission, or error by a third party to whom Bank, at the direction of the Trust or the Sponsor, has assigned any rights or delegated any duties under this Agreement.

Notwithstanding subsection (a) above, Bank shall have no duty or obligation of reasonable care with respect to any of the activities described in clauses (vii), (viii) or (ix) of this subsection (c).

(d)
The Trust shall defend Bank or, at the Trust’s option, settle any claim, demand or cause of action, whether groundless or otherwise, that the Trust infringes on, violates or misappropriates any patent, copyright, trademark, trade secret or any other proprietary right, and shall indemnify and hold harmless Bank, its officers, employees and agents against all Damages, including court and settlement costs incurred by Bank or any of them as a result of or relating to such claim, demand or cause of action (a “Third Party Claim”).  Bank shall notify the Trust in writing of any such Third Party Claim, and give the Trust all reasonably necessary information and assistance to defend or settle such Third Party Claim.  Bank may participate in the defense or settlement of such Third Party Claim.

(e)	This Section 8 shall survive the termination of this Agreement, regardless of the party that terminated the Agreement or the reason therefor.

(f)
It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered on behalf of the Trust by the Sponsor, not individually or personally, but solely as Sponsor of the Trust in the exercise of the powers and authority conferred and vested in it, (ii) the representations, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by the Sponsor but are made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the Sponsor, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Sponsor be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, duty, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related document.

9.	TERM AND TERMINATION.

(a)
This Agreement shall become effective as of the date first above written, shall continue until five years from such date (the “Initial Term”), and shall renew automatically thereafter for successive one-year periods (each, a “Renewal Term”).

(b)	This Agreement may be terminated by the Sponsor or the Trust:

(i) upon at least one hundred eighty (180) days’ prior written notice to Bank as of the end of the Initial Term or any Renewal Term;

(ii) upon at least ninety (90) days’ (or if impracticable, such shorter period as the Sponsor or the Trust deems reasonable) prior written notice to Bank, during or after the dissolution, liquidation, winding up or termination of the Trust; or

(iii) upon at least ninety (90) days’ prior written notice to Bank if the Trust fails to be listed and traded successfully on the relevant exchange.

(c)	This Agreement may be terminated by Bank as of the end of the Initial Term or any Renewal Term upon at least one hundred eighty (180) days’ prior written notice to the Sponsor and the Trust.

(d)	Any of the Sponsor, the Trust or Bank may terminate this Agreement immediately upon written notice to the each other party following the occurrence of any of the following:

(i) any other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

(ii) any withdrawal, cancellation or similar action by a federal, state or other governmental, regulatory or self-regulatory authority of any registration, authorization or license necessary for the conduct of the other party’s business; or

(iii) any other party committing any material breach of this Agreement and failing to remedy such breach (if capable of remedy) within 90 days of being given written notice of the material breach, unless the parties agree to extend the period to remedy the breach.

(e)
Any termination of this Agreement under the provisions of this Section 9 shall be without prejudice to the performance of any party’s obligations under this Agreement with respect to all outstanding transactions at the date of termination.

(f)
As soon as reasonably practicable following its resignation or a termination of appointment becoming effective, and subject to payment of any amount owing to Bank under this Agreement, Bank agrees to transfer such records and related supporting documentation as are held by it under this Agreement, to any replacement provider of similar services or to such other person as the Sponsor may direct.  Except in the event of a termination pursuant to Section 9(d), Bank shall provide the services contemplated hereby until a replacement administrator is in place, subject to the terms and conditions of this Agreement (including Section 6).  Bank shall also provide reasonable assistance to its successor in connection with such transfer for a transition period, subject to the payment of such reasonable expenses and charges as Bank customarily charges for such assistance.  The Sponsor shall undertake to use its best efforts to terminate any transition period as soon as possible, including if applicable by appointing a new service provider.

10.         NOTICES.  Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the other):

If to the Trust:                       ________________________

________________________

________________________

________________________

Attention:
Telephone:
Fax:

If to the Sponsor:                 ________________________

________________________

________________________

________________________

Attention:
Telephone:
Fax:

If to Bank:

JPMorgan Chase Bank, N.A.
303 Broadway, Floor 09
Cincinnati, OH  45202-4220
Attention:
Telephone:
Fax:

11.         WAIVER.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement.  Any waiver must be in writing signed by the waiving party.

12.         FORCE MAJEURE.  Bank shall maintain and update from time to time business continuation and disaster recovery procedures with respect to its business that it determines from time to time meet reasonable commercial standards.  Bank shall have no liability, however, for any damage, loss or expense of any nature that the Trust may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (except to the extent that such fraud or forgery is attributable to Bank or to Bank’s employees), malfunction of equipment or software (except to the extent such malfunction is primarily attributable to Bank’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of Bank (including without limitation, the non-availability of appropriate foreign exchange).

13.         AMENDMENTS.  This Agreement may be modified or amended from time to time by mutual written agreement among the parties.  No provision of this Agreement may be changed, discharged, or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

14.         ASSIGNMENT.  Bank may not assign this Agreement or its rights or obligations hereunder without the prior written consent of the other parties hereto, except that any corporation or banking association into which Bank may be merged or with which Bank may be consolidated, or any corporation or banking association resulting from any merger or consolidation to which Bank shall be a party, or any corporation or banking association succeeding to Bank’s corporate custody business, shall succeed to all Bank’s rights, obligations and immunities hereunder without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.  Bank may delegate its obligations under this Agreement in whole or in part, but shall remain fully responsible for the performance of any such delegated obligations as if it had performed the obligations itself.

15.         SEVERABILITY.  If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

16.         GOVERNING LAW AND JURISDICTION.  This Agreement shall be construed, regulated, and administered under the State of New York, as applicable, without regard to New York’s principles regarding conflict of laws.  The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.1 shall be deemed effective service of process on such party.

17.         USE OF BANK NAME.  The Sponsor and the Trust agree not to use (or permit the use of) the name “JPMorgan Chase Bank” in reference to Bank’s services hereunder in any sales, distribution or publicity material relating to the Trust, including but not limited to notices, marketing literature, stationery and advertisements, without the prior consent of Bank (which consent shall not be unreasonably withheld), provided that Bank hereby approves all lawful uses of its name in the Prospectus and in all other material that merely refer in accurate terms to the Bank’s appointment hereunder or that are required by applicable law.  For the avoidance of doubt, nothing in this Section 17 shall be deemed to limit the ability of the Sponsor and the Trust to use the terms “J.P. Morgan”, “JPMorgan” or “JPM”, any related marks, or any derivations of the foregoing, that do not relate specifically to the services provided by Bank hereunder.

18.         COUNTERPARTS.  This Agreement may be executed in counterparts each of which shall be an original and together shall constitute one and the same agreement.

19.         HEADINGS.  Headings are for convenience only and are not intended to affect interpretation.  References to sections are to sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the sections and paragraphs of the sub-sections in which they appear.

20.         ENTIRE AGREEMENT.  This Agreement, the Trust Servicing Agreement and the Custody Agreement set out the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersede any other agreements, statements, or representations, whether oral or written.  Amendments must be in writing and signed by all parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

J.P. MORGAN PHYSICAL COPPER TRUST By: J.P. MORGAN COMMODITY ETF SERVICES LLC, as Sponsor

By:
Name:
Title:

J.P. MORGAN COMMODITY ETF SERVICES LLC

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

AGENCY SERVICES AGREEMENT

SCHEDULE A

TRANSFER AGENCY SERVICES

Following are the transfer agent services that shall be provided by Bank for the Trust in its capacity as Transfer Agent.

A.	Issuance and Redemption of Shares.

1.  Pursuant to such issuance orders that the Transfer Agent shall receive on behalf of the Trust, the Transfer Agent shall register the appropriate number of book entry-only Shares of the Trust in the name of DTC or its nominee, as the sole Shareholder, and deliver the Shares of the Trust in Creation Units for settlement in accordance with the Master Terms Addendum.  It is understood and agreed that Bank shall not be responsible for determining whether any order, if accepted, shall result in the depositor of Copper owning or appearing to own eighty percent (80%) or more of the outstanding Shares of the Trust.

2.  Pursuant to such redemption orders that the Transfer Agent shall receive on behalf of the Trust, the Transfer Agent shall redeem the appropriate number of Shares of the Trust in Creation Units that are delivered to the designated DTC Participant Account of Bank for redemption and debit such Shares from the account of the Shareholder on the register of the Trust.

3.  Transfer Agent shall issue Shares of the Trust in Creation Units for settlement with purchasers through DTC.  Beneficial ownership of Shares shall be shown on the records of DTC and DTC Participants and not on any records maintained by the Transfer Agent.  In issuing Shares of the Trust through DTC to a purchaser, Transfer Agent shall be entitled to rely upon the latest Instructions that are issued in accordance with the Master Terms Addendum.

4.  Transfer Agent shall not issue any Shares for the Trust where it has received an Instruction in accordance with the Master Terms Addendum to such effect, or written notification from any federal or state authority that the sale of Shares has been suspended or discontinued, and Transfer Agent shall be entitled to rely upon such Instructions or written notification.

5.  Upon the issuance of Shares of the Trust as provided herein, the Transfer Agent shall not be responsible for the payment of any original issue or other taxes, if any, required to be paid by the Trust in connection with such issuance.

6.  Shares of the Trust may be redeemed in accordance with the procedures set forth in the Trust Agreement, including the Master Terms Addendum, and the Authorized Participant Agreement, and [Bank] shall duly process all redemption requests.

B.	Payment of Distributions on Shares.

1.  Bank shall prepare and make distributions declared by the Trust.

2.  The Sponsor shall notify Bank of the declaration of any distribution in respect of the Trust.  The Sponsor (or its agent, which may be the Administrative Agent) shall furnish to Bank a statement signed by an Authorized Person setting forth the date of the declaration of any distribution by the Trust, the date of payment thereof, the record date as of which the Shareholder

A-1

is entitled to payment, and the amount payable per Share to the Shareholder as of that date and the total amount payable to Bank on the payment date.

3.  Upon its receipt from the Sponsor (or its agent) of the information set forth in Subsection 2 immediately above, Bank, based upon the amount of Shares outstanding, shall calculate the total dollar amount of the distribution.  The Sponsor (or its agent) shall confirm this total dollar amount as calculated by Bank.  Provided the Sponsor (or its agent) is in agreement with Bank, Bank shall place in a disbursing account maintained by Bank funds equal to the total cash amount of the distribution to be paid out in respect the Shares.  Should Bank determine that there is insufficient cash to pay the total amount of the distribution, Bank shall advise the Sponsor (or its agent) and the Sponsor (or its agent) shall either adjust the rate of the distribution or the Sponsor shall provide additional cash for credit to the disbursing account maintained by Bank.  Bank shall notify the appropriate exchange of the rate and record date of such distribution.  DTC shall allocate payment to each Shareholder.

C.	Recordkeeping.

1.  Bank shall create and maintain such records in accordance with laws, rules and regulations applicable to Bank as a registered transfer agent.  All records shall be available for inspection and use by the Trust.  Bank shall maintain such records for at least six years or for such other period as Bank and the Trust may mutually agree.

2.  Upon reasonable notice by the Trust, Bank shall make available during regular business hours all records and other data created and maintained by Bank as Transfer Agent for reasonable audit and inspection by the Trust, or any person retained by the Trust.

3.      Bank shall record the issuance of Shares of the Trust and maintain, pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934, as amended, a record of the total number of Shares of the Trust that are authorized (based upon data provided to Bank by the Trust), issued and outstanding.  Also, Bank shall provide the Trust on a regular basis with the total number of Shares authorized, issued and outstanding but shall not be responsible for, when recording the issuance of Shares, monitoring the issuance of such Shares or compliance with any laws relating to the validity of the issuance or the legality of the sale of such Shares.

D.	Establish Procedures.

Procedures applicable to the transfer agent services to be performed hereunder may be established from time to time by agreement between the Trust and Bank.  Bank shall have the right to utilize any shareholder accounting and record-keeping systems that, in its opinion, enable it to perform any services to be performed hereunder.

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MASTER TERMS ADDENDUM

SCHEDULE B